SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 16, 2012
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

Suite 12E, 156 Vincent Street, Auckland City 1010, New Zealand
 (Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

Guinness Exploration Inc. (“Guinness”), 'OTC-BB: GNXP', reported today its partner Ansell Capital Corp. (“Ansell”), 'TSX: ACP', has released results of the third and final set of assays from the 2011 summer drilling program on the Charlotte Project in the Mount Nansen area of the Yukon Territory, Canada.

Highlighting the assay analysis by Ansell are the following remarks:

"Drilling this year has intersected broad well-mineralized zones, enhancing the potential for a bulk mineable deposit to be hosted on the property."

"This year’s drilling confirmed and expanded known high grade gold and silver vein hosted mineralization. The strike length of the deposit, on the Flex Zone alone, has been extended to 580 metres long and up to 90 metres wide and remains open to the south, southwest and at depth."

"This year’s regional geochemistry soil program, along with geophysics and geological mapping, has identified 6 new targets, in addition to several other targets from previous work..."

The full press release issued by Ansell is as follows:

Ansell Capital Corp. (“Ansell”) (ACP-TSX-V) is pleased to announce the final assay results from the summer 2011 drill program at the Charlotte gold project in the Tintina gold belt, Yukon.

Complete assays have now been received for all of the twenty-one diamond drill holes completed on the Flex and Orloff King Zones at the Charlotte property located in the prolific Tintina belt. Results for the first nine holes drilled were released by Ansell on September 6th, 2011. Results from an additional seven holes were released by Ansell on November 8th, 2011. This release is a release of the results from the remaining five holes.

The drill program for summer 2011 comprised of 21 holes for a total of 3654 metres.

Drilling this year has intersected broad well-mineralized zones, enhancing the potential for a bulk mineable deposit to be hosted on the property.

Highlights from the final holes include:

●	DDH-11-271	8.19 g/t Au, 193.4 g/t Ag over 15.53m
●	DDH-11-272	6.56 g/t Au, 162.5 g/t Ag over 16.66m
●	DDH-11-274	5.84 g/t Au, 156.7 g/t Ag over 4.80m
	and	4.08 g/t Au, 212.5 g/t Ag over 12.02m

Detailed results are shown in the following tables:

	From (m)	To (m)	Thk	g/t Au	g/t Ag
DDH-11-270	23.60	25.60	2.00	0.46	12.1

Az 065	39.63	44.75	5.12	0.49	7.8
Dip -45
Orloff King Zone: 70m SE of DDH-11-269 (Az 060, dip -65), following up on 2010 trench results

		From (m)	To (m)	Thk	g/t Au	g/t Ag
DDH-11-271		35.62	51.15	15.53	8.19	193.4
Az 042	includes	36.60	38.00	1.40	51.84	557.7
Dip -50	includes	47.87	51.15	3.28	15.02	621.4

		104.73	106.40	1.67	20.38	405.6

		140.80	143.50	2.70	7.93	61.6
	includes	142.10	142.85	0.75	21.10	133.0

		150.35	153.10	2.75	0.51	2.5
Flex Zone: 6m step out due W of DDH-11-257 (Az 045, dip -50)

		From (m)	To (m)	Thk	g/t Au	g/t Ag
DDH-11-272		47.71	50.50	2.79	1.01	6.8
Az 041
Dip -51		89.14	105.80	16.66	6.56	162.5
	includes	99.70	105.80	6.10	17.42	440.2
	includes	99.70	100.75	1.05	52.55	1865.0
	includes	103.40	105.80	2.40	21.00	284.0

		175.30	177.61	2.31	1.25	2.9
Flex Zone: 25m step out SW of DDH-11-243/DDH-11-257 (Az 045, dip -50)

	From (m)	To (m)	Thk	g/t Au	g/t Ag
DDH-11-273	75.30	77.10	1.80	0.30	2.2
Az 073
Dip -50	122.87	127.30	4.43	0.49	2.1

	135.50	136.50	1.00	0.78	10.0

	141.80	145.60	3.80	1.80	67.4

	181.40	185.50	4.10	2.86	11.8
Flex Zone: 25m step out SW of DDH-11-260/260b (Az 075, dip -50)

		From (m)	To (m)	Thk	g/t Au	g/t Ag
DDH-11-274		74.17	76.30	2.13	0.56	14.1
Az 080
Dip -61		79.50	84.30	4.80	5.84	156.7
	includes	81.00	81.71	0.71	34.65	589.0

		118.90	130.92	12.02	4.08	212.5
	includes	120.12	122.18	2.06	8.14	122.4
	includes	125.10	127.80	2.70	10.79	762.3

		176.22	181.20	4.98	1.69	87.3
Flex Zone: 25m step out SW of DDH-10-241 (Az 078, dip -60)

Laboratory analyses were performed by Acme Laboratories, of Vancouver.  It should be noted that no cutting of high grade samples has been applied.  A minimum cut-off grade of 0.25 g/t Au was applied when expending mineralized zones across lower grade material (i.e. the grade of an extension out from higher grade material must exceed 0.25 g/t Au).

Results are reported with down-hole widths.  The Flex zone dips steeply to the west to southwest.  With the holes being drilled perpendicular to the strike and with collar dips ranging from 50° to 65° from vertical, true widths will vary between 60% and 90% of down-hole widths.  For the Orloff King zone, there has been insufficient drilling to determine the average dip and thus the true widths.

This year’s drilling confirmed and expanded known high grade gold and silver vein hosted mineralization. The strike length of the deposit, on the Flex Zone alone, has been extended to 580 metres long and up to 90 metres wide and remains open to the south, southwest and at depth.

The current working deposit model is similar to other surrounding vein deposits (the Webber, Huestis, and the past producing Brown-McDade as well as to the Flex deposit), forming a set of mineralizing shears. The mineralizing fluids filled in pockets formed during an extension period and have been subsequently faulted. The deposit is a braided series of gold-silver bearing quartz veins accompanied by significant base metal mineralization.  The veins crosscut both the gneisses of the Yukon Terrane and the intruded feldspar and quartz feldspar porphyries of the Mt. Nansen volcanics. The northern extension of the deposit has been intersected by the Webber Creek fault, a dextral strike-slip fault with unknown horizontal and vertical displacement. It is hypothesised that the extension is to the NE, and this presents an attractive target for the 2012 exploration program

This year’s regional geochemistry soil program, along with geophysics and geological mapping, has identified 6 new targets, in addition to several other targets from previous work, located up to 5 km from the Flex Zone, but still on Ansell’s Charlotte Property.

Charlotte Property, Yukon

The property is located in the Whitehorse Mining District, Yukon, approximately 180 kilometres northwest of Whitehorse and 60 kilometres west of Village of Carmacks in the Yukon.

The property lies in a historic gold/silver mining district. Intense exploration activities have been carried out since 1899 in the area. Four distinct gold and silver-mineralized zones (the Brown-McDade zone, the Webber zone, the Huestis zone and the Flex zone) have been identified and all but the Flex Zone have been mined historically. The last operator on the property was BYG Natural Resources Ltd.

The Webber, Huestis and Flex zones are located on the property. The Brown-McDade zone, which was mined by open-pit methods, is located on an adjacent property to the South East. Precious metal veins on the surface and underground have been mined by various operators including Pesco Silver Minerals Ltd. and BYG Natural Resources Ltd.

In 2008, a geophysical survey was conducted on the property with the aim of locating and evaluating the extent and nature of the mineralization in the district. The results of this survey have added to the understanding of the property geology and are being used to guide continuing exploration. Gold and silver mineralization occurs in northwest-trending shear zones hosted by metamorphic rocks. The metamorphic rocks have been cut by narrow and linear intrusive dikes and sills. Precious metal mineralization commonly occurs in quartz-sulphide vein systems within the shear zones and is associated primarily with pyrite and lesser arsenopyrite.

Jevin Werbes, President of Ansell commented, “We are extremely pleased with these positive results and plan an aggressive drill program for 2012.  The demonstrated extents and continuity of the Flex Zone clearly validate the exploration model we have applied.”

Chris M. Healey, P. Geo, a director of Ansell, is the qualified person responsible for the technical information in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  January 17, 2012